UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

RCS Capital Corporation Enters into a Merger Agreement with Cetera Financial Holdings, Inc.

On January 16, 2014, RCS Capital Corporation (the “Company”) and Clifford Acquisition, Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Company, entered into an agreement and plan of merger (the “Merger Agreement”) with Cetera Financial Holdings, Inc. (“Cetera”) and Lightyear Capital LLC as stockholder representative (the “Stockholder Representative”). Formed in 2010 following the sale of three ING broker-dealers, Cetera is a financial services holding company that provides independent broker-dealer services and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions and Cetera Financial Specialists. None of Cetera, its subsidiaries or the Stockholder Representative has a material relationship with the Company or Merger Sub and the Merger (as defined below) will not be an affiliated transaction.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cetera (the “Merger”), with Cetera surviving the Merger as a wholly owned subsidiary of the Company. The Company expects that Cetera’s business, once acquired, will operate independently of the Company’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and function as a separate business unit alongside the Company’s existing operating subsidiaries.

The purchase price to be paid by the Company pursuant to the Merger Agreement will be equal to $1.15 billion in cash, subject to certain customary adjustments.

The Merger Agreement contains customary representations and warranties, and the consummation of the Merger is subject to various conditions, including, among other things, the expiration or termination of the applicable Hart-Scott Rodino waiting period and approval from the Financial Industry Regulatory Authority (“FINRA”) of the proposed change of control of the subsidiaries of Cetera that are broker-dealers in connection with the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Merger Agreement.

The Merger Agreement contains certain termination rights for Cetera and the Company and further provides that, in connection with the termination of the Merger Agreement, under specified circumstances, the Company may be required to pay Cetera a $75 million reverse termination fee.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, are qualified by confidential disclosure schedules, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or Cetera at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Barclays Commitment Letter

Concurrently with the execution of the Merger Agreement, the Company, RCS Capital Management, LLC (“RCS Management”) and RCAP Holdings, LLC (“RCAP Holdings” and, together with the Company and RCS Management, the “RCS Companies”), entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Bank of America, N.A. (“Bank of America” and, together with Merrill Lynch and Barclays, the “Commitment Parties”). The Commitment Letter provides for a commitment by Barclays and Bank of America to each provide 50% of (i) a $550 million senior secured first lien term loan facility (the “First Lien Term Facility”), (ii) a $25 million senior secured first lien revolving credit facility (the “Revolving Facility”) and (iii) a $150 million senior secured second lien term loan facility (the “Second Lien Term Facility” and, together with the First Lien Term Facility, the “Term Facilities”). The proceeds of the Term Facilities will be used by the Company to pay a portion of the consideration to be paid in the Merger, to refinance existing indebtedness of Cetera and the RCS Companies and to pay related fees and expenses. The proceeds of the Revolving Facility will be used following the closing of the Merger for permitted capital expenditures, to provide for the ongoing working capital requirements of the Company and its subsidiaries following the Merger and for general corporate purposes. The commitments of the Commitment Parties under the Commitment Letter are subject to certain conditions, including potential reductions of the commitments under the First Lien Term Facility if certain pending acquisitions contemplated by the Company are not consummated, the absence of a Company Material Adverse Effect (as defined in the Commitment Letter), the negotiation of definitive documentation, concurrent investments in the borrower of debt or equity from additional investors and other customary closing conditions.

The RCS Companies will pay certain customary fees and expenses in connection with the Term Facilities and the Revolving Facility.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Luxor Commitment Letter

On January 16, 2014, and in connection with the entry into the Merger Agreement, the Company and RCAP Holdings entered into a commitment letter (the “Luxor Commitment Letter”) with Luxor Capital Group, LP (“Luxor”). The Luxor Commitment Letter provides for a commitment by Luxor to purchase, subject to modification in certain circumstances as set forth in the Luxor Commitment Letter, (i) $120 million of Convertible Notes (the “Convertible Notes”), (ii) $270 million of Convertible Preferred Securities (the “Convertible Preferred Securities”) and (iii) up to $50 million in common stock (the “Common Stock”, together with the Convertible Notes and the Convertible Preferred Securities, the “Subject Securities”). The Common Stock purchase is subject to the consummation of a follow-on public offering by the Company that satisfies certain minimum proceeds thresholds. Certain of the Subject Securities will be acquired by Luxor at a discount to their face amount, as set forth in the Luxor Commitment Letter. As a condition to entering into the Luxor Commitment Letter, Luxor has the right to designate an independent director to the Board of Directors of the Company. The proceeds from the Luxor Commitment Letter will be used by the Company to pay a portion of the consideration to be paid in the Merger, to refinance existing indebtedness of Cetera and the RCS Companies and to pay related fees and expenses. The commitments under the Luxor Commitment Letter are subject to certain conditions including the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and other customary closing conditions.

The RCS Companies will pay certain customary premiums, fees and expenses in connection with the Luxor Commitment Letter.

The foregoing description of the Luxor Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Luxor Commitment Letter.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain regulatory approvals for the proposed transaction, including, among other things, approval of certain changes in control of Cetera’s FINRA-regulated broker-dealer business; risks related to disruption of management’s attention from the ongoing business operations due to the proposed transaction; market volatility; unexpected costs or liabilities that may arise from the proposed transaction, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; the effect of the announcement of the proposed transaction on the Company’s or Cetera’s relationships with their respective independent financial advisors, operating results and businesses generally; risks to consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2014, by and among RCS Capital Corporation, Clifford Acquisition, Inc., Cetera Financial Holdings, Inc. and Lightyear Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: January 16, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director